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                                                                    EXHIBIT 21.1

                        Subsidiaries of the Registrant.

1.  Internet Security Systems, Inc. (Georgia).

2.  Internet Security Systems K.K. (Japan).

3.  ISS Group Ltd. (United Kingdon).

4.  ISS Investments Holding, Inc. (Delaware).